Exhibit 23.1

                               James DeOlden, Esq.
                          Law Offices of James DeOlden
                           18300 Von Karman, Suite 710
                            Irvine, California 92612
                                 (949) 809-2118

June 6, 2002

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Xynergy Corp. - Form S-8

Dear Sir/Madame:

      I have acted as counsel to Xynergy Corp., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of five million one hundred and twenty-five thousand (5,125,000) shares of its common stock pursuant to the Non-Employee and Directors Consultant Plan ("Shares"), $0.001 par value per Share. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                 Sincerely,


                                                 /s/  James DeOlden, Esq.
                                                 ------------------------
                                                 James DeOlden, Esq.